 As filed with the Securities and Exchange Commission on October 20, 1999

                                               Registration No. 333-____________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                --------------
                                MULTEX.COM, INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                                   22-3253344
  (State or Other Jurisdiction            (IRS Employer Identification No.)
of Incorporation or Organization)

                         100 William Street, 6th Floor
                            New York, New York 10038
              (Address of Principal Executive Offices) (Zip Code)

                                --------------

                    MULTEX.COM, INC. 1999 STOCK OPTION PLAN
              MARKET GUIDE INC. 1995 KEY EMPLOYEE INCENTIVE PLAN
      MARKET GUIDE INC. 1995 INDEPENDENT DIRECTOR'S STOCK INCENTIVE PLAN
               SPECIAL OPTION GRANTS TO MESSRS. BYRAMJI AND CASE
                           (Full Title of the Plans)

                                --------------
                                  Isaak Karaev
                      Chief Executive Officer and Chairman
                                Multex.com, Inc.
                         100 William Street, 6th Floor
                           New York, New York  10038
                    (Name and Address of Agent for Service)
                                 (212) 859-9800
         (Telephone Number, Including Area Code, of Agent for Service)

                                --------------

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================

                                                                      Proposed          Proposed
             Title of                                                  Maximum           Maximum
            Securities                                 Amount          Offering         Aggregate             Amount of
              to be                                     to be           Price            Offering           Registration
           Registered                               Registered(1)     per Share           Price                  Fee
           ----------                               ------------      ---------         ---------           ------------
Multex.com, Inc.
1999 Stock Option Plan
Common Stock, $0.01 par value                    2,500,000 shares     $ 13.69 (2)      $  34,225,000 (2)    $   9,514.55

Market Guide Inc.
1995 Key Employee Incentive Plan
Common Stock, $0.01 par value                      556,825 shares     $  7.95 (3)      $4,426,758.75 (3)    $   1,230.64

Market Guide Inc.
1995 Independent Director's Stock Incentive
 Plan                                               70,000 shares     $  6.36 (3)      $     445,200 (3)    $     123.77
Common Stock, $0.01 par value
Special Option Grants Pursuant to Written
Compensation Agreements
Common Stock, $0.01

Mr. Byramji                                                12,500     $  2.68 (4)      $      33,500 (4)      $     9.31

Mr. Case                                                   12,500     $  2.68 (4)      $      33,500 (4)      $     9.31

                                                                                 Aggregate Registration Fee:  $10,887.58

========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Multex.com, Inc. 1999 Stock Option Plan, the Market Guide Inc. 1995 Key Employee Incentive Plan, the 1995 Independent Director's Stock Incentive Plan and the options granted to Messrs. Byramji and Case by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant's Common Stock on October 19, 1999, as reported on the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.


(4) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of each of the individual options.

                                    PART II
              Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Multex.com, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, filed with the Commission on March 17, 1999, in connection with the Registrant's Registration Statement No. 333-70693, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, filed with the Commission on May 14, 1999 and August 4, 1999, respectively;

     (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on June 29, 1999 and October 6, 1999; and

     (d) The Registrant's Registration Statement No. 000-24559 on Form 8-A12G filed with the Commission on July 1, 1998 and on March 2, 1999, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         -------------------------

          Not Applicable.

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          The Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that, except to the extent prohibited by the Delaware General Corporation Law (as amended from time to time, the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate of Incorporation and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by DGCL. This provision also does not affect the director's responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws.

          Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The Registrant has obtained liability insurance for its officers and directors.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate of Incorporation. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------


  4                 Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-24559 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).
  5                 Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1              Consent of Ernst & Young LLP, Independent Auditors.
  23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
  24.1              Power of Attorney.  Reference is made to page II-4 of this
                    Registration Statement.
  99.1              Multex.com, Inc. 1999 Stock Option Plan.
  99.2*             Form of Notice of Grant of Stock Option.
  99.3*             Form of Stock Option Agreement.
  99.4*             Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Right).

  99.5*             Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Corporation Transaction/Change in
                    Control).
  99.6*             Form of Stock Issuance Agreement.
  99.7*             Form of Addendum to Stock Issuance Agreement (Involuntary
                    Termination Following Corporation Transaction/Change in
                    Control).
  99.8*             Form of Notice of Grant of Automatic Stock Option (Initial).
  99.9*             Form of Notice of Grant of Automatic Stock Option (Annual).
  99.10*            Form of Automatic Stock Option Agreement.
  99.11             Market Guide Inc. 1995 Key Employee Incentive Plan.
  99.12             Form of Stock Option Certificate.
  99.13             Market Guide Inc. 1995 Independent Director's Stock
                    Incentive Plan.
  99.14             Form of Stock Option Certificate.
  99.15             Form of Written Compensation Agreement.
  99.16             Form of Option Certificate (Pursuant to Written
                    Compensation Agreement).

  * Exhibits 99.2 through 99.10 are herein incorporated by reference to Exhibits
  99.2 through 99.10, respectively to Registrant's Registration Statement No. 333-75121 on Form S-8, filed with the Commission on March 26, 1999.



Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1999 Stock Option Plan, the Market Guide Inc. 1995 Key Employee Incentive Plan, the Market Guide Inc. 1995 Independent Director's Stock Incentive Plan and the options granted to Messrs. Byramji and Case.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 19th day of October, 1999.

                                    MULTEX.COM, INC.


                                        /s/ Isaak Karaev
                                    By:________________________________________
                                        Isaak Karaev
                                        Chief Executive Officer and Chairman of
                                        the Board of Directors

                               POWER OF ATTORNEY

          We, the undersigned directors and/or officers of Multex.com, Inc. (the "Company"), hereby severally constitute and appoint Isaak Karaev, Chief Executive Officer and Chairman of the Board of Directors and Philip Scheps, Vice President, Finance and Controller, and each of them individually, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on October 19, 1999:

          Signature                                  Title(s)
          ---------                                  --------


/s/ Isaak Karaev
_________________________________________  Chief Executive Officer and Chairman
          Isaak Karaev                     of the Board of Directors
                                           (Principal Executive Officer)


/s/ Philip Scheps
_________________________________________  Vice President, Finance and
          Philip Scheps                    Controller (Principal Financial
                                           and Accounting Officer)


/s/ James M. Tousignant
_________________________________________  President and Director
          James M. Tousignant

/s/ George F. Rick Adam, Jr.
_________________________________________  Director
          George F. Rick Adam, Jr.

/s/ I. Robert Greene
_________________________________________  Director
          I. Robert Greene

/s/ Lennert J. Leader
_________________________________________  Director
          Lennert J. Leader

/s/ Herbert L. Skeete
_________________________________________  Director
          Herbert L. Skeete

/s/ John Tugwell
_________________________________________  Director
          John Tugwell

/s/ Homi Byramji
_________________________________________  Director
          Homi Byramji

                        SECTION AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.


                                   EXHIBITS

                                      TO

                                   FORM S-8

                                     UNDER

                            SECURITIES ACT OF 1933


                               MULTEX.COM, INC.

                                 EXHIBIT INDEX
                                 -------------

 Number  Exhibit
 ------  -------

  4 Instruments Defining the Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-24559 on Form 8-A, together with the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d).
  5      Opinion and consent of Brobeck, Phleger & Harrison LLP.
  23.1   Consent of Ernst & Young LLP, Independent Auditors.
  23.2   Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
  24.1 Power of Attorney. Reference is made to page II-4 of this Registration Statement.
  99.1   Multex.com, Inc. 1999 Stock Option Plan.
  99.2*  Form of Notice of Grant of Stock Option.
  99.3*  Form of Stock Option Agreement.
  99.4* Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Right).
  99.5* Form of Addendum to Stock Option Agreement (Involuntary Termination Following Corporation Transaction/Change in Control).
  99.6*  Form of Stock Issuance Agreement.
  99.7* Form of Addendum to Stock Issuance Agreement (Involuntary Termination Following Corporation Transaction/Change in Control).
  99.8*  Form of Notice of Grant of Automatic Stock Option (Initial).
  99.9*  Form of Notice of Grant of Automatic Stock Option (Annual).
  99.10* Form of Automatic Stock Option Agreement.
  99.11  Market Guide Inc. 1995 Key Employee Incentive Plan.
  99.12  Form of Stock Option Certificate.
  99.13  Market Guide Inc. 1995 Independent Director's Stock Incentive Plan.
  99.14  Form of Stock Option Certificate.
  99.15  Form of Written Compensation Agreement.
  99.16  Form of Option Certificate (Pursuant to Written Compensation
         Agreement).

  * Exhibits 99.2 through 99.10 are herein incorporated by reference to Exhibits 99.2 through 99.10, respectively to Registrant's Registration Statement No. 333-75121 on Form S-8, filed with the Commission on March 26, 1999 .